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                               CUSTODIAN CONTRACT



     This Contract between FPA New Income, Inc., a Delaware corporation, hereinafter called the "Fund," and State Street Bank and Trust Company, hereinafter called the "Custodian,"

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         I.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

     The Fund hereby employs the Custodian as the Custodian of its assets. The Fund agrees to deliver to the Custodian all securities and similar investments and all cash owned or received by it, including all payments of income or capital received by it with respect to all securities and similar investments owned by the Fund from time to time and the cash or other consideration received by it for such shares of common stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         II. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

                  A. HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the fund, other than securities which are maintained pursuant to Section L of Article II hereof in a "Securities System" as defined in such section.

                  B. DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of "Proper Instructions," as defined in Section Q of Article II hereof which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                          1. Upon the sale of such securities for the account of the Fund and receipt of payment thereof;

                          2. Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;



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                          3.       In the case of a sale effected through a
                                   Securities System, in accordance with the provisions of Section L of Article II hereof;

                          4. To the depository agent in connection with tender or other similar offers for such securities;

                          5. To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; PROVIDED that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                          6. To the issuer thereof or its agent for transfer into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section K of Article II hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; or for exchange of interim receipts or temporary securities for definitive securities; PROVIDED that in such case, the new securities are to be delivered to the Custodian;

                          7.       To the broker selling the same for
                                   examination in accordance with the "street delivery" custom; PROVIDED that the Custodian shall adopt such procedures, as the Fund from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

                          8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; PROVIDED that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                          9. In the case of warrants, rights or similar securities, the surrender thereof upon the exercise of such warrants, rights of similar securities; PROVIDED that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;


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                          10.      For delivery in connection with any loans of
                                   securities made by the Fund, BUT ONLY against receipt of adequate collateral as specified from time to time by action of the Directors of the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

                          11. For delivery as security in connection with any borrowings by the Fund requiring a pledge or hypothecation of assets by the Fund, BUT ONLY against receipt of amounts borrowed;

                          12.      For delivery in accordance with the
                                   provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

                          13. Upon receipt of instructions from the transfer agent for the Fund, for delivery to such transfer agent or to holders of Shares of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares of the Fund for repurchase or redemption; and

                          14. For any other proper corporate purposes, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.


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                                   The Custodian acknowledges that the Fund, as
                                   of the effective date of this Contract, has not adopted any policies enabling it to loan securities, engage in options transactions and to make distributions in kind; and that paragraphs 10, 12 and 13 will become applicable until after the Fund has adopted such a policy or policies.

                  C. REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section K of Article II hereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street" or other good delivery form. The Fund shall from time to time furnish the Custodian appropriate instruments to enable the Custodian to register in the name of the nominee of the Custodian any securities held by the Custodian hereunder which may be registered in the name of the Fund.

                  D. BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in other banks or trust companies; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by action of the Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. If requested by the Fund, the Custodian shall furnish the Fund, not later than twenty days after the last business day of each


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                          month, a statement reflecting the current status of
                          its internal reconciliation of the closing balance as of that day in all accounts described in this Paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

                  E. PAYMENTS FOR SHARES. The Custodian shall receive from the distributor of the Fund's Shares or from the transfer agent of the Fund (the "Transfer Agent") and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

                  F. INVESTMENT AND AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon receipt of Proper Instruments, which may be continuing instructions when deemed appropriate by the parties:

                          1. Invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

                          2. Make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

                  G. COLLECTIONS. Unless and until the Custodian receives Proper Instructions to the contrary, the Custodian shall:

                          1. Present for payment for the account of the Fund all securities which are called, redeemed or retired or otherwise become payable or which call for payment upon presentation, and hold the cash received by it upon such payment for the account of the Fund; and

                          2. Collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of


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


                                   payment by the issuer, such securities are held by the Custodian or agent thereof and shall deposit such income, as collected, into the Fund's account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due, shall collect interest when due on securities held hereunder, and shall endorse and deposit, in the name of the Fund, checks drafts and other negotiable instruments on the same day as received. All securities accepted by the Custodian pursuant to Subsection 1 of Section H of Article II hereof shall be accompanied by payment of, or a "due bill" for, any dividends, interest, or other distributions of the issuer, due to the Fund.

                  H. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

                          1. Upon the purchase of securities for the account of the Fund BUT ONLY (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section L of Article II hereof; or
                                   (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of the NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities; or
                                   (ii) against delivery or the receipt
                                   evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund provided that the specific securities purchased by the


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                                   Fund are identified by book-entry in the
                                   records of the Custodian bank;

                          2. In connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Section B of Article II hereof;

                          3. For the redemption or repurchase of Shares of the Fund as set forth in Section J of Article II hereof;

                          4. For the payment of any expense of liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                          5. For the repayment of any loan made by the Fund but only (a) against surrender of the note or notes evidencing the loan and (b) against redelivery of any securities pledged or hypothecated to secure such loan;

                          6. For the payment of any dividends or other distributions declared pursuant to the governing documents of the Fund; AND

                          7. For any other proper purposes, BUT ONLY upon receipt of, or in addition to Proper Instructions, a certified copy of a resolution of the Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

                  I. LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASE. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of the receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the


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                          securities had been received by the Custodian, EXCEPT
                          that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated nonproprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the Safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

                  J. PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. From such funds as may be available for the purpose but subject to the limitations of the governing documents of the Fund and any applicable action of the Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund who have delivered to the Transfer Agent a request for redemption or repurchase of Shares of the Fund. In connection with the redemption or repurchase of shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of such Shares, which checks have been furnished by the Fund to the holder of such Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian. The above provisions regarding payment by wire and redemption by shareholder check will only be effective upon adoption by the Fund of policies so permitting.

                  K. APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and that the Custodian shall hold the Fund harmless from the acts and omissions of any agent appointed pursuant to this paragraph.


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                  L.      DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The
                          Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                          1. The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

                          2. The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

                          3. The Custodian shall pay for securities purchased for the account of the Fund upon
                                   (i) receipt of the advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;


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


                          4. The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                          5. The Custodian shall have received the initial or annual certificate, as the case may be, required by Article VIII, hereof; and

                          6. Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure to the Custodian or any such agents to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

                  M. SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions established and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section B(12) of Article II hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iii) for other proper corporate purposes, BUT ONLY, in the case of clause (iii), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                  N. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificate and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

                  O. PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notice relating to such securities.

                  P. COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of conversion and other rights in connection therewith and notices of exercise of call options written by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action, unless special arrangements to the contrary have been agreed to by the Fund and the Custodian.

                  Q. PROPER INSTRUCTIONS. "Proper Instructions" as used throughout this Article II means a writing signed by one or more person or persons as shall have been from time to time authorized by action of the Directors of the Fund. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing by the following business day. The Custodian shall use reasonable efforts to insure that all such written confirmations are received in a timely manner from the Fund. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Directors of the Fund accompanied by a detailed description of procedures approved by the Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

                  R. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund:

                          1. Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract; PROVIDED that all such payments shall be accounted for to the Fund;

                          2. Surrender securities in temporary form for securities in definitive form; and

                          3. In general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by action of the Directors of the Fund.

                  S. EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of action of the Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Directors pursuant to the governing instruments of the Funds as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

         III.     RECORDS AND REPORTS.

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall remain the property of the Fund, shall be subject to the provisions of Article IX hereof, and shall be open to the inspection and audit at reasonable times by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, render to the Fund a daily report of all monies received or paid on behalf of the Fund and of the resultant cash balance, a list of all security transactions that remain unsettled at such time, and such other reports as the Fund may reasonable request.

         IV.      OPINION OF FUND'S INDEPENDENT ACCOUNTANT.

     The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1 and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

         V.       REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS.

     The Custodian shall provide to the Fund, at such times as the Fund may reasonable require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contact; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

         VI.      COMPENSATION OF CUSTODIAN.

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

         VII.     RESPONSIBILITY OF CUSTODIAN.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the titles, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund; and provided further that notwithstanding the foregoing, after receipt of securities or other property of the Fund by the Custodian to be held by the Custodian and until the delivery or other disposition of such securities or other property pursuant to instructions of the Fund pursuant hereto, the Custodian assumes liability for damage thereto or loss thereof or loss of any money or securities received as dividends or of any split-ups, rights or other distribution or proceeds therefrom caused as a result of the negligence, willfull misconduct or bad faith by the Custodian in connection with the Custodian's handling of the securities. The Custodian's responsibility for damage or loss arising from military power, war, insurrection, or nuclear fission, fusion, or radioactivity shall be limited to the use of the Custodian's best efforts to secure from transfer agents and similar appropriate persons replacement of securities determined to be lost, missing, or destroyed.

     If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         VIII.    EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.

     This contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may not be assigned by the Custodian without consent of the Fund, may be amended as to the Contract or the fee ONLY by mutual written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED, however, that the Custodian shall not act under Section L of Article II hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state laws or regulations, or any provision of the governing documents of the Fund, and FURTHER PROVIDED, that the Fund may at any time by action of its Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         IX.      SUCCESSOR CUSTODIAN.

     If a successor custodian shall be appointed by action of the Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian; duly endorsed and in the form for transfer, all securities then held by it hereunder and all funds and other properties of the Fund deposited with or held by it hereunder.

     If no successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of action of the Directors of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such action.

     In the event that no written order designating a successor custodian or certified copy of action of the Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank," as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of action referred to above or of the Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

         X.       INTERPRETIVE AND ADDITIONAL PROVISIONS.

     In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state laws or regulations or any provisions of the governing instruments of the Fund. No interpretive or additional provisions made as provided n the preceding sentence shall be deemed to be an amendment of this Contract.

         XI.      DIRECTORS

     All reference to actions of or by Directors herein shall require action by such Directors acting as a Board of Directors and not individually.

         XII.     MASSACHUSETTS LAW TO APPLY.

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with the Investment Company Act of 1940, other federal securities laws where applicable, and the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its fully authorized representative and its seal to be hereunder affixed as of the 20th day of August, 1984.



                                   FPA NEW INCOME, INC.



(seal)                             By: /s/ Julio J. de Puzo, Jr.
                                       -----------------------------------
                                        Julio J. de Puzo, Jr., Treasurer



                                   STATE STREET BANK AND TRUST COMPANY



(seal)                             By: /s/ E. D. Hawkes, Jr.
                                       -----------------------------------
                                        Vice President

                                                                         (LOGO)

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                            FPA PARAMOUNT FUND, INC.
                            FPA PERENNIAL FUND, INC.
                             * FPA NEW INCOME, INC.
                             FPA CAPITAL FUND, INC.
                              SOURCE CAPITAL, INC.

                            Effective August 1, 1987


-------------------------------------------------------------------------------


I.       ADMINISTRATION

         CUSTODY AND PORTFOLIO ACCOUNTING SERVICE - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transaction, position and income reports.

         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                        Custody and
                  Fund Net Assets                        Portfolio Acct.
                  ---------------                       ----------------

                  First $20 Million                     1/ 40 of 1%
                  Next $80 Million                      1/ 80 of 1%
                  Excess                                1/200 of 1%

                  Minimum Monthly
                  Asset Charges                         $1,000

                  * The New Income Fund, Inc. will be subject to a minimum monthly charge of $250.

II. GLOBAL CUSTODY - Services provided include: Cash Movements, Foreign Communication, Foreign Exchange (local currency settlements).

                  Fund Net Assets                       Annual Fees
                  ---------------                       -----------

                  First $50 Million                     18 Basis Points
                  Next $50 Million                      15 Basis Points
                  Over $100 Million                     12 Basis Points


                  Minimum Per Client                    $5,000.00 Annually

III.     PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
         State Street Bank Repos                                         $ 7.00
         DTC or Fed Book Entry                                           $12.00
         New York Physical Settlements                                   $30.00
         All other trades                                                $16.00

IV.      OPTIONS
         Option charge for each option written or
         closing contract, per issue, per broker                         $25.00
         Option expiration charge, per issue, per broker                 $15.00
         Option exercised charge, per issue, per broker                  $15.00

V.       LENDING OF SECURITIES
         Deliver loaned securities versus cash collateral                $20.00
         Deliver loaned securities versus securities collateral          $30.00
         Receive/deliver additional cash collateral                      $ 6.00
         Substitutions of securities collateral                          $30.00
         Deliver cash collateral versus receipt of loaned securities $15.00 Deliver loaned securities collateral versus receipt of
         loaned securities                                               $25.00
         Loan administration -- mark-to-market per day, per loan         $ 3.00

VI.      INTEREST RATE FUTURES
         Transactions -- no security movement                            $ 8.00

VII.     COUPON BOOKS
         Monitoring for calls and processing coupons -- for each
         coupon issue held -- monthly charge                             $ 5.00

VIII.    HOLDING CHARGE
         For each issue maintained -- monthly charge                     $ 5.00

IX.      PRINCIPAL REDUCTION PAYMENTS
         Per paydown                                                     $10.00

X.       DIVIDEND CHARGES (For items held at the Request of
         Traders over record date in street form)                        $50.00

XI.      SPECIAL SERVICES
         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

XII.     OUT-OF-POCKET EXPENSES
         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

               Telephone
               Wire Charges ($4.70 per wire in and $4.55 out)
               Postage and Insurance
               Courier Service
               Duplicating
               Legal Fees
               Supplies Related to Fund Records
               Rush Transfer -- $8.00 Each
               Transfer Fees
               Sub-custodian Charges
               Price Waterhouse Audit Letter
               Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each

XIII.    PAYMENT
         The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's officers and proper fund authorization is granted.

         FPA PARAMOUNT FUND, INC.
         FPA PERENNIAL FUND, INC.
         FPA NEW INCOME FUND, INC.
         FPA CAPITAL FUND, INC.
         SOURCE CAPITAL, INC.               STATE STREET BANK AND TRUST CO.


By /s/ Julio J. de Puzo, Jr.                By /s/ E. D. Hawkes, Jr.
   --------------------------                  ------------------------------
Title   Treasurer                           Title    Vice President
     ------------------------                    ----------------------------
Date   August 12, 1987                      Date     August 12, 1987
    -----------------------                      ----------------------------